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                                                                      EXHIBIT D
                               William D. Vaughan
                                   201 Bonham
                               Paris, Texas 75641


                                 August 23, 1999


East Texas Financial Services, Inc.
1200 South Beckman Avenue
Tyler, Texas 76701

Gentlemen:

I am the owner of 25,000 shares of common stock of East Texas Financial Services, Inc. (the "Company"), held through my brokerage account at J.C. Bradford & Co. Attached to this letter is written confirmation of my ownership of these shares. In accordance with Section 220 of the Delaware General Corporation Law, I hereby demand the right, during the usual hours for business, to inspect and to make copies or extracts of the following records of the
Company:

1.   A complete record or list of the Company's shareholders (the
     "Shareholders") certified by the Company's transfer agents showing the name and address of each shareholder and the number of shares registered in the name of each such shareholder, as of August 1, 1999 (the "Requested Date").

2. All information in or which comes into the Company's possession or control or which can reasonably be obtained from nominees of any central certificate depository system concerning the number and identity of the actual beneficial owners of the Company's stock, including all list containing the names, address and number of shares of Common Stock attributable to any participant in any employee stock ownership or other employee benefit plan of the Company in which the decision whether to vote shares of Common Stock held by such plan is made directly or indirectly, individually or collectively, by the participants in the plan.

3. All information in, or which comes into, the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company's stock (which information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended from ADP Proxy Services.)

4. A correct and complete copy of the Bylaws of the Company and any and all changes of any sort to the Bylaws of the Company hereafter made, including, without limitation, any amendment to existing Bylaws, any adoption of new Bylaws or deletions of existing Bylaws.

The purpose of this demand is to enable me to communicate with the Company's shareholders regarding the following:

1.   A proposal by ETFS Acquisition Corp. to merge with the Company.

2. Other actions intended to increase the value of the Company to its shareholders.





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It is requested that the information identified above be made available on or prior to September 3, 1999. Please immediately advise as to when and where the items listed above will be available for review by me and representatives of my legal counsel, Naman, Howell, Smith & Lee, P.C. and/or Bracewell & Patterson, L.L.P.

Further correspondence on this matter should be directed to William D. Vaughan, 201 Bonham, Paris, Texas 75641, with copies directed to the attention of Richard
E. Brophy, Jr., Naman, Howell, Smith & Lee, P.C., Post Office Box 1470, Waco, Texas 76703 and Michael W. Tankersley, Bracewell & Patterson, L.L.P., 500 N. Akard, Suite 4000, Dallas, Texas 75201.

                                              Very truly yours,

                                              /s/ WILLIAM D. VAUGHAN

                                              William D. Vaughan



STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         SWORN TO AND SUBSCRIBED before me on this the 23rd day of August, 1999.

                                  /s/ LISA M. SPARKS
                                  -----------------------------------
                                  Notary Public

                                  Lisa M. Sparks
                                  -----------------------------------
                                  Printed Name

My Commission Expires:
        7/23/01
----------------------------



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August 18, 1999






East Texas Financial Services, Inc.
Board of Directors
1200 South Beckham
Tyler, Texas 75701

Gentlemen:

This letter is to inform you that Mr. William D. Vaughan has an account with J.
C. Bradford & Co. which holds 25,000 shares of East Texas Financial Services,
Inc.


Sincerely,


/s/ JAMES E. BASHAW

James E. Bashaw
Partner/Branch Manager



In witness whereof, I, a Notary Public in and for said County and State have here unto subscribed my name and affixed my seal of office.

/s/ SUSAN TAYLOR                                            8-18-99
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Notary Public                                         Date

Harris, Texas
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County & State